Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
InsWeb Corporation

We hereby consent to the inclusion of our report dated September 17, 2010, with respect to the balance sheets of Potrero Media Corporation as of December 31, 2009 and 2008, and the related statements of income, shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2009, in this Current Report on Form 8-K of InsWeb Corporation.

/s/ ARMANINO MCKENNA LLP
San Jose, California
December 14, 2010